SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2002

DHB Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-22429	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Westbury Ave., Carle Place, New York		11514
(Address of principal executive offices)		(Zip Code)

(516) 997-1155
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

FORM 8-K

ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 29, 2002, DHB Industries, Inc. (the "Company") dismissed its independent accountant, Paritz and Company, P.A. ("Paritz"), effective immediately. This decision was approved by the Audit Committee of the Company's Board of Directors. On May 29, 2002, the Company engaged Grant Thornton LLP ("Grant Thornton") as its new independent accountant and auditor. This decision was approved by the Audit Committee of the Board of Directors of the Company.

The reports of Paritz on the Company's consolidated financial statements as of December 31, 2001 and 2000 and for the years then ended did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal years ended December 31, 2001 and 2000 and subsequent interim periods to May 29, 2002, there were no disagreements between the Company and Paritz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Company has requested Paritz to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated May 29, 2002, is filed as an Exhibit to this Form 8-K.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed herewith:

	Exhibit No.	Description

	16.1	Letter of Paritz and Company, P.A., dated May 29, 2002, to the U.S. Securities and Exchange Commission

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DHB INDUSTRIES, INC. (Registrant)

Date: June 3, 2002	By: /s/ Dawn M. Schlegel Name: Dawn M. Schlegel Title: Chief Financial Officer